Exhibit 99.1

RESERVOIR MEDIA ANNOUNCES FIRST QUARTER

FISCAL 2024 RESULTS

31% Top-Line Growth Driven by Strong Performance in Digital Across

Recorded Music and Music Publishing

August 2, 2023, New York — Reservoir Media, Inc. (NASDAQ: RSVR) (“Reservoir” or the “Company”), an award-winning independent music company, today announced financial results for the first fiscal quarter of 2024 ended June 30, 2023.

Recent Highlights:

•	Revenue of $31.8 million, increased 21% organically, or 31% including acquisitions year-over-year
o	Music Publishing revenue rose 26% year-over-year
o	Recorded Music revenue increased by 37% year-over-year
•	Operating Income of $3.1 million, increased by $1.8 million year-over-year
•	OIBDA (“Operating Income Before Depreciation & Amortization”) of $9.2 million, an increase of 38% year-over-year
•	Net Income of $0.2 million, or $0.00 per share, flat compared to year-over-year
•	Adjusted EBITDA of $10.1 million, up 36% year-over-year
•	Expanded emerging markets portfolio with the addition of Saudi Arabian hip-hop label Mashrex
•	Diversified the catalog with the additions of legendary R&B and pop vocal group The Spinners, multi-platinum writer-producer Willy Will Yanez, and rock artist and songwriter Greg Kihn
•	Signed publishing deals with Paul Cauthen and Jonah Summerfield

Management Commentary:

“We had a very strong first quarter of fiscal 2024, which demonstrates the strength of our business model and reflects the momentum we are seeing in both Music Publishing and Recorded Music. The power of consuming music through streaming platforms globally continues to grow in size and value, and our roster of artists and creators are well-positioned to benefit from these trends,” said Golnar Khosrowshahi, Founder and Chief Executive Officer of Reservoir Media. “We continue to take a disciplined approach to capital deployment to support growth while our value enhancement teams ensure that our artists’ work is broadly consumed and successfully monetized across the music ecosystem. Looking ahead, we remain steadfast in our approach of identifying and executing on deals that provide top-line growth and margin accretion to create value for all stakeholders.”

First Quarter Fiscal 2024 Financial Results

Summary Financials	Q1 FY24	Q1 FY23	Change
Total Revenue	$31.8	$24.3	31%
Music Publishing Revenue	$20.8	$16.4	26%
Recorded Music Revenue	$10.4	$7.6	37%
Operating Income	$3.1	$1.3	138%
OIBDA	$9.2	$6.7	38%
Net Income	$0.2	$0.0	NM
Adjusted EBITDA	$10.1	$7.4	36%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited; NM = Not meaningful)

Total revenue in the first quarter of fiscal 2024 increased 31% to $31.8 million, compared to $24.3 million in the first quarter of fiscal 2023. The increase was primarily driven by strong growth in both segments, highlighted by 37% growth in the Recorded Music segment, inclusive of the acquisitions of various catalogs.

Operating income in the first quarter of fiscal 2024 was $3.1 million compared to operating income of $1.3 million in the first quarter of fiscal 2023. OIBDA in the first quarter of fiscal 2024 increased 38% to $9.2 million, compared to $6.7 million in the prior year quarter. Adjusted EBITDA in the first quarter of fiscal 2024 increased 36% to $10.1 million, compared to $7.4 million last year. Increases in Operating Income, OIBDA and Adjusted EBITDA were primarily driven by strong revenue growth and improved operating leverage. See below for calculations and reconciliations of OIBDA and Adjusted EBITDA to operating income and net income, respectively.

Net income attributable to common stockholders in the first quarter of fiscal 2024 was $0.2 million, or $0.00 per share, compared to net income attributable to common stockholders of $0.0 million, or $0.00 per share, in the year-ago quarter. The increase in net income was primarily driven by strong top-line performance and was partially offset by higher operating expenses and interest expense.

First Quarter Fiscal 2024 Segment Review

Music Publishing	Q1 FY24	Q1 FY23	Change
Revenue by Type
Digital	$11.9	$8.5	41%
Performance	$4.5	$3.5	28%
Synchronization	$3.0	$3.3	(8%)
Mechanical	$0.6	$0.5	9%
Other	$0.8	$0.6	24%
Total Revenue	$20.8	$16.4	26%
Operating Income (Loss)	$1.4	$(0.3)	NM
OIBDA	$5.7	$3.7	54%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited; NM = Not meaningful)

Music Publishing revenue in the first quarter of fiscal 2024 was $20.8 million, an increase of 26% compared to $16.4 million in last year’s first quarter. Growth was driven by strong performance in Digital and Performance revenues. Strong growth in Digital revenue was largely driven by the increase in rates as the most recent period was subject to CRB IV rates, while the first quarter of fiscal 2023 was subject to CRB II rates.

In the first quarter of fiscal 2024, Music Publishing OIBDA increased 54% to $5.7 million, compared to $3.7 million in the first quarter of fiscal 2023. Music Publishing OIBDA margin in the first quarter increased from 23% to 27%. The increase in Music Publishing OIBDA margin reflects higher revenue and improved operating leverage in the segment.

Recorded Music	Q1 FY24	Q1 FY23	Change
Revenue by Type
Digital	$5.6	$4.6	23%
Physical	$3.6	$1.3	176%
Neighboring Rights	$0.9	$0.7	25%
Synchronization	$0.3	$1.0	(68%)
Total Revenue	$10.4	$7.6	37%
Operating Income	$1.8	$1.6	12%
OIBDA	$3.5	$3.0	18%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited)

Recorded Music revenue in the first quarter of fiscal 2024 was $10.4 million, an increase of 37% compared to $7.6 million in last year’s first quarter. This improvement was largely driven by strong Digital, Physical, and Neighboring Rights revenue, partially offset by Synchronization revenue declines.

In the first quarter of fiscal 2024, Recorded Music OIBDA increased 18%, to $3.5 million, compared to $3.0 million in the first quarter of fiscal 2023. Recorded Music OIBDA margin in the first quarter decreased from 39% to 34%. The decrease in Recorded Music OIBDA margin was driven by higher Physical revenues which carry higher costs partially offset by improved operating leverage in the segment.

Balance Sheet and Liquidity

For the three months ended June 30, 2023, cash used in operating activities was $0.9 million, a decrease of $2.7 million compared to the same period last year. The decreased cash provided by operating activities was primarily attributable to an increase in cash used for working capital, including royalty advances (net of recoupments) and the timing of payments of accounts payable, partially offset by higher earnings.

As of June 30, 2023, Reservoir had cash and cash equivalents of $12.3 million and $118.2 million available for borrowing under its revolving credit facility, for total available liquidity of $130.5 million. Total debt was $325.8 million (net of $6.0 million of deferred financing costs) and Net Debt was $313.5 million (defined as total debt, less cash and equivalents and deferred financing costs). This compares to cash and cash equivalents of $14.9 million and $132.2 million available for borrowing under its revolving credit facility, for total available liquidity of $147.1 million. Total debt was $311.5 million (net of $6.3 million of deferred financing costs) and Net Debt was $296.6 million as of March 31, 2023.

Fiscal 2024 Outlook

Reservoir maintains its previously provided financial outlook range for fiscal year 2024, and expects the financial results for the year ending March 31, 2024, to be as follows:

Outlook	Guidance	Growth (at mid-point)
Revenue	$127M - $132M	6%
Adjusted EBITDA	$49M - $52M	9%

Jim Heindlmeyer, Chief Financial Officer of Reservoir, concluded, “We are pleased with the top-line growth of our business during the quarter and are encouraged by the durability of our financial profile. Our OIBDA and Adjusted EBITDA margin expansion during the quarter is a testament to the operating leverage embedded in our business. As a result of our strong first quarter performance, we are maintaining Revenue and Adjusted EBITDA guidance for fiscal 2024.”

Conference Call Information

Reservoir is hosting a conference call for analysts and investors to discuss its financial results for the first quarter for fiscal year ended March 31, 2024, and its business outlook at 10:00 a.m. ET today, August 2, 2023. The conference call can be accessed via webcast in the investor relations section of the Company’s website at https://investors.reservoir-media.com/news-and-events/events-and-presentations.

Interested parties may also participate in the call using the following registration link: Link. Once registered, participants will receive a dial-in number as well as a PIN to enter the event. Participants may re-register for the conference call in the event of a lost dial-in number or PIN. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Reservoir’s website for 30 days after the event.

About Reservoir Media, Inc.

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Reservoir is the first female-founded and led publicly traded independent music company in the U.S. Founded as a family-owned music publisher in 2007, Reservoir has grown to represent over 150,000 copyrights and 36,000 master recordings with titles dating as far back as 1900 and hundreds of #1 releases worldwide. Reservoir frequently holds a Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at the 2020 and 2022 Music Week Awards.

Reservoir also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the financial condition, results of operations, earnings outlook and prospects of Reservoir. Forward-looking statements are based on the current expectations and beliefs of the management of Reservoir and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release may include, among others:

•	expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

•	Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to achieve the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

•	the inability to maintain the listing of Reservoir’s common stock on the Nasdaq Stock Market LLC and limited liquidity and trading of Reservoir’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Reservoir may be adversely affected by other economic, business and/or competitive factors;

•	risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic or other natural or human-made disasters, and local, state and federal responses to addressing the COVID-19 pandemic or other natural or human-made disasters, may have an adverse effect on Reservoir’s business operations, as well as its financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, Reservoir undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For a more detailed discussion of risks and other factors that might impact forward-looking statements, see Reservoir’s filings with the SEC available on the SEC’s website at www.sec.gov or Reservoir’s website at www.reservoir-media.com.

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Three Months Ended June 30, 2023 versus June 30, 2022

(Unaudited)

(Expressed in U.S. dollars)

	Three Months Ended June 30,
	2023	2022	% Change
Revenues	$31,836,586	$24,278,770	31%
Costs and expenses:
Cost of revenue	13,471,597	9,975,131	35%
Amortization and depreciation	6,055,568	5,361,503	13%
Administration expenses	9,164,500	7,621,610	20%
Total costs and expenses	28,691,665	22,958,244	25%

Operating income	3,144,921	1,320,526	138%

Interest expense	(4,733,533)	(2,976,060)
(Loss) gain on foreign exchange	(29,936)	107,343
Gain on fair value of swaps	1,845,387	1,570,337
Other income (expense), net	62	13
Income before income taxes	226,901	22,159
Income tax expense	62,348	5,338
Net income	164,553	16,821
Net loss attributable to noncontrolling interests	112,780	59,218
Net income attributable to Reservoir Media, Inc.	$277,333	$76,039

Earnings per common share:
Basic	$-	$-
Diluted	$-	$-

Weighted average common shares outstanding:
Basic	64,572,432	64,223,531
Diluted	64,998,544	64,781,739

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2023 versus March 31, 2023

(Unaudited)

(Expressed in U.S. dollars)

	June 30, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$12,250,096	$14,902,076
Accounts receivable	32,015,316	31,255,867
Current portion of royalty advances	11,898,176	15,188,656
Inventory and prepaid expenses	5,088,681	5,458,522
Total current assets	61,252,269	66,805,121

Intangible assets, net	628,198,922	617,404,741
Equity method and other investments	2,344,598	2,305,719
Royalty advances, net of current portion	57,988,584	51,737,844
Property, plant and equipment, net	601,943	568,339
Operating lease right of use assets, net	7,130,076	7,356,312
Fair value of swap assets	8,602,271	6,756,884
Other assets	1,139,842	1,147,969
Total assets	$767,258,505	$754,082,929

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$4,883,591	$6,680,421
Royalties payable	33,225,715	33,235,235
Accrued payroll	389,159	1,689,310
Deferred revenue	1,455,929	2,151,889
Other current liabilities	11,371,295	10,583,794
Income taxes payable	214,741	204,987
Total current liabilities	51,540,430	54,545,636

Secured line of credit	325,808,798	311,491,581
Deferred income taxes	30,713,296	30,525,523
Operating lease liabilities, net of current portion	6,845,787	7,072,553
Other liabilities	694,828	785,113
Total liabilities	415,603,139	404,420,406

Contingencies and commitments

Shareholders' Equity
Preferred stock	-	-
Common stock	6,465	6,444
Additional paid-in capital	339,149,582	338,460,789
Retained earnings	15,030,053	14,752,720
Accumulated other comprehensive loss	(3,715,853)	(4,855,329)
Total Reservoir Media, Inc. shareholders' equity	350,470,247	348,364,624
Noncontrolling interest	1,185,119	1,297,899
Total shareholders' equity	351,655,366	349,662,523
Total liabilities and shareholders' equity	$767,258,505	$754,082,929

Supplemental Disclosures Regarding Non-GAAP Financial Measures

This press release includes certain financial information, such as OIBDA, OIBDA margin, EBITDA, Adjusted EBITDA, and Net Debt, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Reservoir’s management uses these non-GAAP financial measures to evaluate Reservoir’s operations, measure its performance and make strategic decisions. Reservoir believes that the use of these non-GAAP financial measures provides useful information to investors and others in understanding Reservoir’s results of operations and trends in the same manner as Reservoir’s management and in evaluating Reservoir’s financial measures as compared to the financial measures of other similar companies, many of which present similar non-GAAP financial measures. However, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by Reservoir’s management about which items are excluded or included in determining these non-GAAP financial measures and, therefore, should not be considered as a substitute for net income, operating income or any other operating performance measures calculated in accordance with GAAP. Using such non-GAAP financial measures in isolation to analyze Reservoir’s business would have material limitations because the calculations are based on the subjective determination of Reservoir’s management regarding the nature and classification of events and circumstances. In addition, although other companies in Reservoir’s industry may report measures titled OIBDA, OIBDA margin, Adjusted EBITDA, and Net Debt, or similar measures, such non-GAAP financial measures may be calculated differently from how Reservoir calculates such non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, such non-GAAP financial measures should be considered alongside other financial performance measures and other financial results presented in accordance with GAAP. You can find the reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures in the tables below.

OIBDA

Reservoir evaluates operating performance based on several factors, including its primary financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”). Reservoir considers OIBDA to be an important indicator of the operational strengths and performance of its businesses and believes this non-GAAP financial measure provides useful information to investors because it removes the significant impact of amortization from Reservoir’s results of operations. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Reservoir’s businesses and other non-operating income (loss). Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income attributable to us and other measures of financial performance reported in accordance with GAAP. In addition, our definition of OIBDA may differ from similarly titled measures used by other companies. OIBDA Margin is defined as OIBDA as a percentage of revenue.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings (net income or loss) before net interest expense, income tax (benefit) expense, non-cash depreciation of tangible assets and non-cash amortization of intangible assets and is used by management to measure operating performance of the business. Adjusted EBITDA, in addition to adjusting net income to exclude income tax expense, interest expense and depreciation and amortization, further adjusts net income by excluding items or expenses such as, among others, (1) any non-cash charges (including any impairment charges and loss on early extinguishment of debt), (2) any net gain or loss on foreign exchange, (3) any net gain or loss resulting from interest rate swaps, (4) equity-based compensation expense and (5) certain unusual or non-recurring items.

Adjusted EBITDA is a key measure used by Reservoir’s management to understand and evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. However, certain limitations on the use of Adjusted EBITDA include, among others, (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for Reservoir’s business, (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on Reservoir’s indebtedness and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, Adjusted EBITDA measure adds back certain non-cash, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

Net Debt

Reservoir defines Net Debt as total debt, less cash and equivalents and deferred financing costs.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Operating Income to OIBDA

Three Months Ended June 30, 2023 versus June 30, 2022

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2023	2022
Operating Income	$3,145	$1,321
Amortization and Depreciation Expense	6,056	5,362
OIBDA	$9,201	$6,683

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Music Publishing Segment Reporting Operating Income to OIBDA

Three Months Ended June 30, 2023 versus June 30, 2022

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2023	2022
Operating Income (Loss)	$1,396	$(261)
Amortization and Depreciation Expense	4,303	3,954
OIBDA	$5,699	$3,693

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Recorded Music Segment Reporting Operating Income to OIBDA

Three Months Ended June 30, 2023 versus June 30, 2022

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2023	2022
Operating Income	$1,764	$1,581
Amortization and Depreciation Expense	1,729	1,385
OIBDA	$3,493	$2,966

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

Three Months Ended June 30, 2023 versus June 30, 2022

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2023	2022
Net Income	$164	$17
Income Tax Expense	62	5
Interest Expense	4,734	2,976
Amortization and Depreciation	6,056	5,362
EBITDA	11,016	8,360
Loss (Gain) on Foreign Exchange(a)	30	(107)
Gain on Fair Value of Swaps(b)	(1,845)	(1,570)
Non-cash Share-based Compensation(c)	914	766
Adjusted EBITDA	$10,115	$7,449

(a)	Reflects the loss or (gain) on foreign exchange fluctuations.
(b)	Reflects the non-cash gain on the mark-to-market of interest rate swaps.
(c)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2021 Omnibus Incentive Plan.

Media Contact

Reservoir Media, Inc.

Suzy Arrabito

Vice President, Marketing & Communications

sa@reservoir-media.com

www.reservoir-media.com

Investor Contact

Alpha IR Group

Jackie Marcus or Alec Buchmelter

RSVR@alpha-ir.com

Source: Reservoir Media, Inc.

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